                                                                    Exhibit 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of US Airways Group, Inc. of our report dated March 24, 2003 relating to the consolidated statements of operations, of cash flows and of stockholders' equity and comprehensive income and the related financial statement schedule of America West Holdings Corporation for the year ended December 31, 2002, which appears in America West Holdings Corporation and America West Airlines, Inc.'s combined Annual Report on Form 10-K for the year ended December 31, 2004. We also hereby consent to the incorporation by reference of our report dated March 24, 2003, except for the effects of the reorganization transaction described in Note 1(a) as to which the date is August 2, 2004, relating to the consolidated statements of operations, of cash flows, and of stockholder's equity and comprehensive income and the related financial statement schedule of America West Airlines, Inc. for the year ended December 31, 2002, which appear in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
June 27, 2005